UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, Corus Bankshares, Inc. (the “Company”) held its 2009 Annual Meeting of Shareholders. At the meeting, the Company’s shareholders approved the Second Amendment of the Corus Bankshares, Inc. Equity Award and Incentive Plan (the “Plan”). A copy of the Plan that the Company has adopted and intends to apply from time to time with respect to its named executive officers and certain employees is furnished herewith as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2009, the Company’s Board of Directors approved an amendment to the Company’s bylaws. The prior bylaws provided that special meetings of the Board of Directors may be called by any director by giving at least 10 days’ prior notice. The amended and restated bylaws provide for a notice period of 12 hours prior to such meetings. A copy of the amended and restated bylaws is furnished herewith as Exhibit 3(ii) to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
3(ii)	A copy of the Amended and Restated Bylaws of Corus Bankshares, Inc, dated as of May 6, 2009.
10	Corus Bankshares, Inc. Equity Award and Incentive Plan (As Amended)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Paula Manley

Paula Manley
First Vice President and Chief Accounting Officer
(Duly Authorized Officer)

Date: May 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
3(ii)	A copy of the Amended and Restated Bylaws of Corus Bankshares, Inc, dated as of May 6, 2009.
10	Corus Bankshares, Inc. Equity Award and Incentive Plan (As Amended)